                                                                EXHIBIT 10.13.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------x

In re                                 :     Chapter 11

LODGIAN, INC., et al.,                :     Case No. 01-16345 (BRL)

                Debtors.              :     Jointly Administered
--------------------------------------x


                         JOINT PLAN OF REORGANIZATION OF
              IMPAC HOTELS II, L.L.C. AND IMPAC HOTELS III, L.L.C.,
               TOGETHER WITH THE OFFICIAL COMMITTEE OF UNSECURED
               CREDITORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


CADWALADER, WICKERSHAM                       CURTIS, MALLET-PREVOST, COLT
& TAFT LLP                                   & MOSLE LLP
Attorneys for the Debtors and                Co-Attorneys for the Debtors and
Debtors-In-Possession                        Debtors-In-Possession
100 Maiden Lane                              101 Park Avenue
New York, New York 10038                     New York, New York 10178
(212) 504-6000                               (212) 696-6000

                                     - and -

                     DEBEVOISE & PLIMPTON
                     Attorneys for the Official Committee of
                     Unsecured Creditors
                     919 Third Avenue
                     New York, New York 10022
                     (212) 909-6000

Dated: As of March 3, 2003


                                TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS AND INTERPRETATION ....................... 1

        A.    Definitions ........................................ 1

        1.1   Administrative Expense Claim ....................... 1
        1.2   Allowed ............................................ 2
        1.3   Amended Organizational Documents ................... 2
        1.4   Bankruptcy Code .................................... 2
        1.5   Bankruptcy Court ................................... 2
        1.6   Bankruptcy Rules ................................... 2
        1.7   Business Day ....................................... 2
        1.8   Cash ............................................... 3
        1.9   Catch-up Distribution .............................. 3
        1.10  CCA ................................................ 3
        1.11  CCA Agreements ..................................... 3
        1.12  CCA Secured Claim .................................. 3
        1.13  CCA Settlement Agreement ........................... 3
        1.14  Chapter 11 Cases ................................... 3
        1.15  Claim .............................................. 3
        1.16  Class .............................................. 3
        1.17  Class 3 Cash Pool .................................. 3
        1.18  Class 3 Subclass ................................... 4
        1.19  Collateral ......................................... 4
        1.20  Commencement Date .................................. 4
        1.21  Committee .......................................... 4
        1.22  Confirmation Date .................................. 4
        1.23  Confirmation Hearing ............................... 4
        1.24  Confirmation Order ................................. 4
        1.25  Confirmed Debtors .................................. 4
        1.26  Convenience Claim .................................. 4
        1.27  Debtors ............................................ 4
        1.28  Disbursing Agent ................................... 5
        1.29  Disputed Claim ..................................... 5
        1.30  Disputed Claims Reserve ............................ 5
        1.31  Distribution Record Date ........................... 5
        1.32  Effective Date ..................................... 5
        1.33  Equity Interest .................................... 6
        1.34  Equity Security .................................... 6



                                        i


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
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        1.35  Estate ........................................................  6
        1.36  Exit Financing ................................................  6
        1.37  Exit Financing Agreements .....................................  6
        1.38  Exit Financing Borrowers ......................................  6
        1.39  Exit Financing Lender .........................................  6
        1.40  Final Distribution Date .......................................  6
        1.41  Final Order ...................................................  6
        1.42  General Unsecured Claim .......................................  7
        1.43  Inter-Company Claim ...........................................  7
        1.44  Mortgage Financing Agreements .................................  7
        1.45  Person ........................................................  7
        1.46  Plan ..........................................................  7
        1.47  Plan Documents ................................................  7
        1.48  Plan Proponents ...............................................  7
        1.49  Plan Supplement ...............................................  7
        1.50  Priority Non-Tax Claim ........................................  7
        1.51  Priority Tax Claim ............................................  8
        1.52  Pro Rata Share ................................................  8
        1.53  Releasees .....................................................  8
        1.54  Reorganized Debtor ............................................  8
        1.55  Schedule of Assumed Contracts .................................  8
        1.56  Schedules .....................................................  8
        1.57  Secured Claim .................................................  8
        1.58  Settlement Amount .............................................  8
        1.59  Subclass ......................................................  8
        1.60  Subclass Debtor ...............................................  9
        1.61  Subordinated Claim ............................................  9
        1.62  Tort Claim ....................................................  9

        B.    Interpretation; Application of Definitions and
                Rules of Construction .......................................  9

SECTION 2.    ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS .........  9

        2.1   Administrative Expense Claims .................................  9
        2.2   Compensation and Reimbursement Claims. ........................ 10
        2.3   Priority Tax Claims ........................................... 10

SECTION 3. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS .................... 10

        3.1   Classes ....................................................... 11
        3.2   Subclasses for Class 1 ........................................ 11

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        3.3  Subclasses for Class 3 ........................................  11

SECTION 4. TREATMENT OF CLAIMS AND EQUITY INTERESTS ........................  12

        4.1  Secured Claims (Class 1). .....................................  12
        4.2  Priority Non-Tax Claims (Class 2). ............................  13
        4.3  General Unsecured Claims (Class 3). ...........................  13
        4.4  Intentionally Omitted .........................................  13
        4.5  Convenience Claims (Class 5). .................................  13
        4.6  Intentionally Omitted .........................................  14
        4.7  Intentionally Omitted .........................................  14
        4.8  Equity Interests (Class 9) ....................................  14
        4.9  Intentionally Omitted .........................................  14
        4.10 Subordinated Claims (Class 11) ................................  14

SECTION 5. ACCEPTANCE OR REJECTION OF PLAN .................................  14

        5.1  Voting of Claims ..............................................  14
        5.2  Acceptance by a Class .........................................  14
        5.3  Presumed Acceptance of Plan ...................................  14
        5.4  Presumed Rejection of Plan. ...................................  15

SECTION 6. MEANS FOR IMPLEMENTATION ........................................  15

        6.1  Exit Financing ................................................  15
        6.2  Intentionally Omitted .........................................  15
        6.3  Intentionally Omitted .........................................  15
        6.4  Waiver of Subordination. ......................................  15
        6.5  Intentionally Omitted .........................................  16
        6.6  Intentionally Omitted .........................................  16
        6.7  Intentionally Omitted .........................................  16
        6.8  Intentionally Omitted .........................................  16
        6.9  Executive Officers ............................................  16
        6.10 Amended Organizational Documents. .............................  16
        6.11 Intentionally Omitted .........................................  16
        6.12 Authorization of Notes ........................................  16
        6.13 Intentionally Omitted .........................................  17

SECTION 7. DISTRIBUTIONS ...................................................  17

        7.1  Distribution Record Date. .....................................  17
        7.2  Date of Distributions .........................................  17
        7.3  Distributions to Classes ......................................  17
        7.4  Disbursing Agent. .............................................  18


                                       iii


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
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        7.5  Rights and Powers of Disbursing Agent .........................  18
        7.6  Intentionally Omitted .........................................  18
        7.7  Delivery of Distribut ions. ...................................  18
        7.8  Manner of Payment Under Plan ..................................  19
        7.9  Retention of Equity Interests .................................  19
        7.10 De Minimis Distributions. .....................................  19
        7.11 Setoffs. ......................................................  19
        7.12 Allocation of Plan Distribution Between Principal
             and Interest ..................................................  20
        7.13 Withholding and Reporting Requirements. .......................  20
        7.14 Time Bar to Cash Payments .....................................  20
        7.15 Transactions on Business Days .................................  20
        7.16 Closing of Chapter 11 Cases ...................................  21

SECTION 8. PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS ...........  21

        8.1  Payments and Distributions with Respect to Disputed Claims ....  21
        8.2  Preservation of Insurance .....................................  22
        8.3  Resolution of Disputed Claims. ................................  22
        8.4  Distributions After Allowance .................................  23
        8.5  Reserve Accounts for Class 3 Disputed Claims. .................  23
        8.6  Investment of Disputed Claims Reserves. .......................  23
        8.7  Release of Funds from Disputed Claims Reserves. ...............  24
        8.8  Estimation of Claims ..........................................  24
        8.9  No Recourse ...................................................  24
        8.10 Mediation of Disputed Claims. .................................  25

SECTION 9. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ........................  26

        9.1  General Treatment .............................................  26
        9.2  Cure of Defaults ..............................................  26
        9.3  Assumptions and Assignments of Executory Contracts and
             Unexpired Leases ..............................................  27
        9.4  Approval of Rejection of Executory Contracts and Unexpired
             Leases ........................................................  27
        9.5  Bar Date for Filing Proofs of Claim Relating to Executory
             Contracts and Unexpired Leases Rejected Pursuant to Plan ......  27
        9.6  Survival of Debtors' Corporate Indemnities ....................  27

SECTION 10. CONDITIONS PRECEDENT TO EFFECTIVE DATE .........................  28

        10.1 Conditions to Effective Date ..................................  28
        10.2 Waiver of Conditions ..........................................  28



                         iv
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SECTION 11.    EFFECT OF CONFIRMATION ................................  28

        11.1   Vesting of Assets. ....................................  28
        11.2   Discharge of Claims ...................................  29
        11.3   Discharge of Debtors. .................................  29
        11.4   Binding Effect ........................................  29
        11.5   Term of Injunctions or Stays ..........................  29
        11.6   Injunction Against Interference with Plan. ............  30
        11.7   Exculpation. ..........................................  30
        11.8   Rights of Action. .....................................  30
        11.9   Release by Debtors ....................................  30
        11.10  Release of Releasees by Other Releasees. ..............  31
        11.11  Claims of the United States Government ................  31

SECTION 12.    RETENTION OF JURISDICTION .............................  31


SECTION 13.    MISCELLANEOUS PROVISIONS ..............................  33

        13.1   Retiree Benefits ......................................  33
        13.2   Deletion of Classes and Subclasses. ...................  33
        13.3   Addition of Classes and Subclasses ....................  34
        13.4   Committee .............................................  34
        13.5   Exemption from Transfer Taxes. ........................  34
        13.6   Substantial Consummation. .............................  34
        13.7   Payment of Statutory Fees. ............................  34
        13.8   Amendments. ...........................................  35
        13.9   Revocation or Withdrawal of Plan ......................  35
        13.10  Cramdown. .............................................  35
        13.11  Severability. .........................................  35
        13.12  Request for Expedited Determination of Taxes ..........  36
        13.13  Courts of Competent Jurisdiction. .....................  36
        13.14  Governing Law. ........................................  36
        13.15  Time. .................................................  36
        13.16  Headings ..............................................  36
        13.17  Exhibits. .............................................  37
        13.18  Notices. ..............................................  37

EXHIBITS

Exhibit A:  List of Debtors

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------------------- x

In re                                          :        Chapter 11

LODGIAN, INC., et al.,                         :        Case No. 01-16345 (BRL)

                             Debtors.          :        Jointly Administered
---------------------------------------------- x


                         JOINT PLAN OF REORGANIZATION OF
              IMPAC HOTELS II, L.L.C. AND IMPAC HOTELS III, L.L.C.,
               TOGETHER WITH THE OFFICIAL COMMITTEE OF UNSECURED
               CREDITORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


                  Impac Hotels II, L.L.C. and Impac Hotels III, L.L.C. (the "Debtors" or "Impac Debtors"), debtors and debtors-in-possession in the above-captioned chapter 11 cases, together with the official committee of unsecured creditors appointed in these chapter 11 cases, propose the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of title 11 of the United States Code.

                  WHILE THIS IS A JOINT PLAN FOR EACH OF THE DEBTORS, IT DOES NOT PROVIDE THAT THESE CHAPTER 11 CASES WILL BE SUBSTANTIVELY CONSOLIDATED. ACCORDINGLY, TO THE EXTENT APPLICABLE TO A DEBTOR, ALL OF THE PROVISIONS OF THIS PLAN, INCLUDING WITHOUT LIMITATION THE DEFINITIONS AND DISTRIBUTIONS TO CREDITORS AND EQUITY INTEREST HOLDERS, SHALL APPLY TO THE RESPECTIVE ASSETS OF, CLAIMS AGAINST, AND EQUITY INTERESTS IN, SUCH DEBTOR'S SEPARATE ESTATE.

         SECTION 1.       DEFINITIONS AND INTERPRETATION

                  A.    DEFINITIONS.

                  The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural):

                  1.1 ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the applicable Debtor's Estate, any actual and necessary costs and expenses of operating the applicable Debtor's businesses, any indebtedness or obligations incurred or assumed by the applicable Debtor, as a debtor-in-possession, during the Chapter 11 Cases (including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services), any allowances of compensation and reimbursement of expenses to the extent allowed by a Final Order under section 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the Estate of the applicable Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

                  1.2 ALLOWED means, with reference to any Claim, (i) any Claim against a Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the applicable Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or equity interest has been filed, (ii) any timely filed Claim as to which no objection to allowance has been interposed in accordance with Section 8.3 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent that such objection is determined in favor of the respective holder, or (iii) any Claim expressly allowed by a Final Order or hereunder.

                  1.3 AMENDED ORGANIZATIONAL DOCUMENTS means the corporate, partnership or limited liability company organizational documents, as applicable, of each Debtor as amended and adopted on the Effective Date as necessary to comply with the requirements of the Bankruptcy Code and effect the terms of this Plan (including the implementation of the Exit Financing), substantially in the form set forth in the Plan Supplement for Reorganized Debtors.

                  1.4 BANKRUPTCY CODE means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

                  1.5 BANKRUPTCY COURT means the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent of the reference of the Chapter 11 Cases pursuant to 28 U.S.C. Section 157(a), the United States Bankruptcy Court for the Southern District of New York.

                  1.6 BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

                  1.7 BUSINESS DAY means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

                  1.8 CASH  means legal tender of the United States of America.

                  1.9 CATCH-UP DISTRIBUTION means with respect to each holder of an Allowed Claim in Class 3, the difference between (i) the Pro Rata Share of the Class 3 Cash Pool that such holder would have received if the resolution of all Disputed Claims in Class 3 had been known on the Effective Date, and (ii) the Pro Rata Share of the Class 3 Cash Pool previously received by such holder.

                  1.10 CCA  means The Capital Company of America LLC.

                  1.11 CCA AGREEMENTS means the Mortgage Financing Agreements dated as of August 31, 2000 between CCA and the following debtors: Impac Hotels II, L.L.C., Impac Hotels III, L.L.C., Impac Hotel Group, L.L.C. and Lodgian, Inc., as such agreements have been modified by the CCA Settlement Agreement.

                  1.12 CCA SECURED CLAIM means the Claim by CCA, as agreed to by the Impac Debtors and CCA under the CCA Settlement Agreement.

                  1.13 CCA SETTLEMENT AGREEMENT means the settlement agreement dated as of October 21, 2002, as approved by the Bankruptcy Court on October 31, 2002, which, inter alia, permits the Impac Debtors to fully discharge the CCA Secured Claim.

                  1.14 CHAPTER 11 CASES means individually, the voluntary case commenced by each Debtor under its respective case number as listed on Exhibit A, and collectively, the voluntary cases under chapter 11 of the Bankruptcy Code commenced by each Debtor on the Commencement Date in the United States Bankruptcy Court for Southern District of New York, styled In re Lodgian, Inc., et al., Case No. 01-16345 (BRL), which are currently pending before the Bankruptcy Court.

                  1.15 CLAIM means (i) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, known or unknown, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, known or unknown.

                  1.16 CLASS means a class of Claims or Equity Interests established pursuant to Section 3.

                  1.17 CLASS 3 CASH POOL means the $302,484 in Cash which shall be reserved as the aggregate Cash pool to be used for a pro rata distribution to the holders of Allowed Claims in both Subclasses of Class 3.

                  1.18 CLASS 3 SUBCLASS  means the Subclass for each Debtor.

                  1.19 COLLATERAL means any property or interest in property of the Estate of any Debtor subject to a lien, charge or other encumbrance to secure the payment or performance of a Claim, which lien, charge or other encumbrance is not subject to avoidance under the Bankruptcy Code.

                  1.20 COMMENCEMENT DATE means December 20, 2001 with respect to the Debtors and the Confirmed Debtors; provided, however, that "Commencement Date" means (i) December 21, 2001 with respect to Worcester Hospitality, L.P., Lodgian Hotels, Inc., Brecksville Hospitality, L.P. and Sioux City Hospitality, L.P., and (ii) April 17, 2002 with respect to New Orleans Airport Motel Associates, L.P.

                  1.21 COMMITTEE means the official committee of general unsecured creditors appointed by the Office of the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as the membership of such Committee may be altered from time to time.

                  1.22 CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

                  1.23 CONFIRMATION HEARING means the hearing to be held by the Bankruptcy Court regarding confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

                  1.24 CONFIRMATION ORDER means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

                  1.25 CONFIRMED DEBTORS means the all of the debtors in these jointly administered above-captioned chapter 11 cases except the Impac Debtors.

                  1.26 CONVENIENCE CLAIM means (i) an Allowed General Unsecured Claim against either of the Debtors in an amount equal to $200 or less, (ii) the Allowed General Unsecured Claim against either of the Debtors of a holder that has irrevocably elected on its ballot to reduce such Claim against such Debtor(s) to the amount of $200, or (iii) a Disputed Claim against either of the Debtors that becomes an Allowed General Unsecured Claim of $200 or less with the consent of, and in the amount agreed to by, the applicable Debtor or pursuant to a Final Order.

                  1.27 DEBTORS means IMPAC Hotels II, L.L.C. and IMPAC Hotels III, L.L.C., including in their capacity as debtors and debtors in possession pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code in chapter 11 cases 01-16367 and 01-16375, respectively.

                  1.28 DISBURSING AGENT means any entity (including any applicable Debtor if it acts in such capacity) in its capacity as a disbursing agent under Section 7.4 hereof.

                  1.29 DISPUTED CLAIM means any Claim which has not been Allowed pursuant to this Plan or a Final Order, and

                  (a) if no proof of claim has been filed by the applicable deadline: (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor(s) or the Reorganized Debtors or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

                  (b) if a proof of claim or request for payment of an Administrative Expense Claim has been filed by the applicable deadline: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but for which the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules;
(iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated and which has not been resolved by written agreement of the parties or a Final Order; (iv) a Claim for which a timely objection or request for estimation is interposed by the applicable Debtor(s) or the Reorganized Debtors or any other party in interest, which has not been withdrawn or determined by a Final Order; or (v) any Tort Claim.

                  1.30 DISPUTED CLAIMS RESERVE means, in the event there exists any Disputed Claim in Class 3 on or after the Effective Date, Cash to be set aside by the Debtors in an interest-bearing account, in amounts sufficient to pay all such Disputed Claims in Class 3 in accordance with the provisions of this Plan, if such Disputed Claims become Allowed Claims, and to be maintained under this Plan, as set forth more fully in section 8.5 of this Plan. The amount of Cash to be set aside by the Debtors on the Effective Date shall not exceed the amount of the Class 3 Cash Pool.

                  1.31 DISTRIBUTION RECORD DATE means the date fixed as the "Distribution Record Date" by order of the Bankruptcy Court approving, inter alia, procedures to solicit acceptances or rejections of this Plan.

                  1.32 EFFECTIVE DATE means a Business Day on or after the Confirmation Date specified by the Plan Proponents on which (i) no stay of the Confirmation Order is in effect and (ii) the conditions to the effectiveness of this Plan specified in Section 10.1 hereof have been satisfied or waived.

                  1.33 EQUITY INTEREST means the rights of a holder of an Equity Security.

                  1.34 EQUITY SECURITY means, with respect to any Debtor, its authorized capital stock, membership interests, partnership interests or similar ownership interests, whether or not transferable, including any option, warrant or right, contractual or otherwise, to acquire any such interest.

                  1.35 ESTATE means, as to each Debtor, the estate created pursuant to section 541 of the Bankruptcy Code upon the commencement of such Debtor's Chapter 11 Case.

                  1.36 EXIT FINANCING means the loan provided to the Exit Financing Borrowers by the Exit Financing Lender pursuant to the Exit Financing Agreements.

                  1.37 EXIT FINANCING AGREEMENTS means the Mortgage Financing Agreements to be entered into on the Effective Date among, inter alia, the Exit Financing Lender and the Exit Financing Borrowers.

                  1.38 EXIT FINANCING BORROWERS means the eighteen single purpose entities, single member Delaware limited liability companies being formed in connection with the Exit Financing, each of which will own one of the Impac hotel properties and be wholly-owned by the applicable Impac Debtor.

                  1.39 EXIT FINANCING LENDER means the Person(s) named as the lender(s) under the Exit Financing Agreements.

                  1.40 FINAL DISTRIBUTION DATE means, in the event that there exist on the Effective Date any Disputed Claims, a date selected by the Plan Proponents, in their sole discretion, on which all such Disputed Claims have been resolved by Final Order.

                  1.41 FINAL ORDER means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases, which has not been reversed, vacated or stayed and as to which (i) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order to not be a Final Order.

                  1.42 GENERAL UNSECURED CLAIM means any Claim against the applicable Debtor that (i) is not an Administrative Expense Claim, a Priority Tax Claim, a Secured Claim, a Priority Non-Tax Claim, or a Subordinated Claim, or (ii) is otherwise determined by the Bankruptcy Court to be a General Unsecured Claim.

                  1.43 INTER-COMPANY CLAIM means any General Unsecured Claim held by a Debtor against another Debtor and/or a Confirmed Debtor against a Debtor.

                  1.44 MORTGAGE FINANCING AGREEMENTS means, with respect to any financing arrangements secured by the interest of the Debtors or each of their subsidiaries in any hotel property (including any leasehold interest), the applicable loan agreements and all related agreements, instruments and other documents, including all promissory notes, mortgages (including leasehold mortgages), security agreements and assignments of leases and rents, as the same may be amended or modified from time to time.

                  1.45 PERSON means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit or other entity of whatever nature.

                  1.46 PLAN means this joint chapter 11 plan of reorganization of the Debtors, to the extent applicable to any Debtor, including the Plan Supplement and the exhibits hereto and thereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

                  1.47 PLAN DOCUMENTS means the documents to be executed, delivered, assumed or performed in conjunction with the consummation of this Plan on the Effective Date, including (i) the Amended Organizational Documents and (ii) the Exit Financing Agreements. Each of the Plan Documents to be entered into or adopted as of the Effective Date will be filed in draft form in the Plan Supplement.

                  1.48 PLAN PROPONENTS  means each Debtor and the Committee.

                  1.49 PLAN SUPPLEMENT means a supplemental appendix to this Plan that will contain (i) the draft form of the Plan Documents to be entered into as of the Effective Date and (ii) the Schedule of Assumed Contracts as of the date of the Plan Supplement, to be filed seven (7) days before the date of the Confirmation Hearing.

                  1.50 PRIORITY NON-TAX CLAIM means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

                  1.51 PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  1.52 PRO RATA SHARE means, with respect to an Allowed Claim in Class 3, a proportional share of the Class 3 Cash Pool equal to (x) the amount of such Allowed Claim divided by (y) the aggregate amount of Allowed Claims in Class 3. For purposes of determining a Pro Rata Share, the Claims (both Disputed Claims and Allowed Claims) in each Subclass of Class 3 shall be aggregated.

                  1.53 RELEASEES means, collectively, (i) any director, officer, agent or employee of each Debtor who was employed or otherwise serving in such capacity on the Confirmation Date, (ii) the Committee, and (iii) any member of the Committee, any member, director, officer, agent or employee of a member of the Committee, or each Debtor's or the Committee's attorneys or advisors, in each case who were acting, employed or otherwise serving in such capacity on the Confirmation Date.

                  1.54 REORGANIZED DEBTOR means each Debtor on or after the Effective Date.

                  1.55 SCHEDULE OF ASSUMED CONTRACTS means the schedule listing the executory contracts and unexpired leases to be assumed by each Debtor, to be filed in the Plan Supplement.

                  1.56 SCHEDULES means the schedules of assets and liabilities and the statement of financial affairs filed by each Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

                  1.57 SECURED CLAIM means a Claim to the extent (i) secured by Collateral, the amount of which is equal to or less than the value of such Collateral (A) as set forth in this Plan, (B) as agreed to by the holder of such Claim and the applicable Debtor(s), or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

                  1.58 SETTLEMENT AMOUNT means the amount for which the CCA Secured Claim can be fully discharged, in accordance with the CCA Settlement Agreement.

                  1.59 SUBCLASS means a subclass of a Class of Claims or Equity Interests established pursuant to Section 3.

                  1.60 SUBCLASS DEBTOR means, with respect to any Subclass of Claims or Equity Interests, the Debtor against or in which such Claims or Equity Interests are Allowed.

                  1.61 SUBORDINATED CLAIM means any Claim against a Debtor, whether secured or unsecured, for any fine, penalty, forfeiture, attorneys' fees (to the extent that such attorneys' fees are punitive in nature), or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys' fees or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim and not statutorily prescribed, and all claims against either of the Debtors of the type described in Section 510(b) of the Bankruptcy Code relating to equity interests (including all Equity Interests).

                  1.62 TORT CLAIM means any Claim related to personal injury, property damage, products liability, wrongful death, employment litigation or other similar Claims against either of the Debtors arising out of events that occurred, in whole or in part, prior to the Commencement Date, which have not previously been compromised and settled or otherwise resolved.

                  B. INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF
                     CONSTRUCTION.

                  Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in, or exhibit to, this Plan, as the same may be amended, waived or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan as a whole and not to any particular section, subsection or clause contained therein. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

         SECTION 2. ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY
                                    TAX CLAIMS

                  2.1 ADMINISTRATIVE EXPENSE CLAIMS.

                  Except to the extent that the applicable Debtor and a holder of an Allowed Administrative Expense Claim agree to a different treatment, each Debtor shall pay to each holder of an Allowed Administrative Expense Claim against such Debtor, in full satisfaction of such Claim, Cash in an amount equal to such Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date and (ii) the first Business Day after the date that is thirty (30) calendar days after the date such

Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by such Debtor, as a debtor-in-possession, or liabilities arising under loans or advances to or other obligations incurred by such Debtor, as debtor-in-possession, whether or not incurred in the ordinary course of business, shall be paid by such Debtor in the ordinary course of business, consistently with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

                  2.2 COMPENSATION AND REIMBURSEMENT CLAIMS.

                  All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, and (ii) shall be paid in full in such amounts as are allowed by the Bankruptcy Court (A) upon the later of (i) the Effective Date and
(ii) the date upon which the order relating to any such Administrative Expense Claim is entered, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense Claim and the Plan Proponents or, on and after the Effective Date, the Reorganized Debtors. Each Debtor is authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date in the ordinary course of business and without the need for Bankruptcy Court approval.

                  2.3 PRIORITY TAX CLAIMS.

                  Except to the extent that a holder of an Allowed Priority Tax Claim and the applicable Debtor agree to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of such Claim, payment in Cash of the Allowed Amount of such Claim over a period not exceeding six (6) years after the date of assessment of such Claim, with interest at a rate equal to the Federal Judgment Rate as of the Confirmation Date, payable monthly, in periodic payments having a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

         SECTION 3. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  This Plan constitutes a separate chapter 11 plan of reorganization for each Debtor. Except for Administrative Expense Claims and Priority Tax Claims, all Claims against and Equity Interests in a particular Debtor are placed in the following Classes for each of the Debtors. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims, as described in
Section 2, have not been classified and thus are excluded from the following Classes.

                  The following table designates the Classes of Claims against and Equity Interests in each Debtor (as and to the extent that such Class of Claims or Equity Interests is applicable to such Debtor) and specify which of those Classes are (i) impaired or unimpaired by this Plan and (ii) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code or deemed to reject this Plan.

                  3.1 CLASSES.

     CLASS                       DESIGNATION                    IMPAIRMENT       ENTITLED TO VOTE
     -----                       -----------                    ----------       ----------------
CLASS 1
    SUBCLASS 1-A        CCA Secured Claim                       Unimpaired    No (deemed to accept)
    SUBCLASS 1-B        Miscellaneous Secured Claims            Impaired      Yes
CLASS 2                 Priority Non-Tax Claims                 Unimpaired    No (deemed to accept)
CLASS 3                 General Unsecured Claims                Impaired      Yes
CLASS 4                 Intentionally Omitted
CLASS 5                 Convenience Claims                      Impaired      Yes
CLASS 6                 Intentionally Omitted
CLASS 6A
CLASS 7                 Intentionally Omitted
CLASS 8                 Intentionally Omitted
CLASS 9                 Equity Interests                        Unimpaired    No (deemed to accept)
CLASS 10                Intentionally Omitted
CLASS 11                Subordinated Claims                     Impaired      No (deemed to reject)

                  3.2 SUBCLASSES FOR CLASS 1.

                  For convenience of identification, this Plan classifies the Allowed Claims in Class 1 as a single Class. This Class is actually a group of two Subclasses, the CCA Secured Claim Subclass and the Miscellaneous Secured Claims Subclass. The treatment of the Claims in the CCA Secured Claim Subclass is the contractual treatment as provided for in the CCA Settlement Agreement and, as such, Subclass 1-A is unimpaired. The treatment of the Miscellaneous Secured Claims Subclass depends upon the Collateral securing such Allowed Claims. Each Subclass is treated under this Plan as a separate class for voting and distribution purposes.

                  3.3 SUBCLASSES FOR CLASS 3.

                  For convenience of identification, this Plan classifies the Allowed Claims in Class 3 as a single Class. This Class is actually a group of two Subclasses, one for the

Allowed Class 3 Claims against each Debtor. Although each Subclass is treated under this Plan as a separate class for voting purposes, each of the holders of claims in each Subclass will receive, as a distribution under this Plan, its Pro Rata Share from the aggregate amount of Cash in the Class 3 Cash Pool.

         SECTION 4. TREATMENT OF CLAIMS AND EQUITY INTERESTS

                  In full satisfaction and discharge of all of the Claims against or Equity Interests in the Debtors:

                  4.1 SECURED CLAIMS (CLASS 1).

                  (a) On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Claim in a Class 1 Subclass shall receive (i) the treatment specified for such Subclass in the following table, except to the extent that a holder of an Allowed Claim in such Subclass and the applicable Debtor have agreed to a different treatment, or (ii) such other treatment as the Bankruptcy Court shall approve in connection with confirmation of applicable Debtor's Plan through a "cram down" of such Subclass under section 1129(b) of the Bankruptcy Code.

SUBCLASS       DESIGNATION                          TREATMENT
--------       -----------                          ---------
1-A         CCA Secured Claim       Satisfaction of Settlement Amount pursuant
                                    to the terms of the CCA Settlement
                                    Agreement.

1-B         Miscellaneous Secured
              Claims                At the election of the applicable Debtor,
                                    holder will receive (i) Cash equal to 100%
                                    of the amount of the Allowed Claim; (ii) the
                                    net proceeds of sale of collateral up to the
                                    amount of Allowed Claim; (iii) the
                                    collateral securing the Allowed Claim; (iv)
                                    a note with periodic Cash payments having a
                                    present value equal to the amount of the
                                    Allowed Claim and secured by the existing
                                    collateral; (v) such treatment that leaves
                                    unaltered the legal, equitable and
                                    contractual rights of the holder; or (vi)
                                    such other distribution as is necessary to
                                    satisfy the requirements of the Bankruptcy
                                    Code. In the event that a Debtor treats a
                                    Claim as described under clause (i) or (ii),
                                    the liens securing the Claim will be deemed
                                    released.

                  (b) Subclass 1-A Claims are unimpaired and the holder of such Claims in Subclass 1-A is deemed to accept the Plan.


                  (c) Subclass 1-B Claims are impaired, and any holders of Allowed Claims in Subclass 1-B are entitled to vote to accept or reject this Plan. In the event that Subclass 1-B rejects this Plan, the applicable Subclass Debtor(s) reserves the right to request, pursuant to Section 13.10, confirmation of its Plan through a "cram down" of such Subclass under section 1129(b) of the Bankruptcy Code and modification of the Plan to the extent, if any, confirmation under section 1129(b) requires modification.

                  4.2 PRIORITY NON-TAX CLAIMS (CLASS 2).

                  On or as soon as reasonably practicable after the Effective Date, to the extent not already paid, each holder of an Allowed Claim in Class 2 shall receive Cash equal to the amount of the Allowed Claim, except to the extent that a holder of an Allowed Claim in Class 2 and the applicable Debtor have agreed to a different treatment.

                  4.3 GENERAL UNSECURED CLAIMS (CLASS 3).

                  (a) On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Claim in Class 3 (other than an Allowed Inter-Company Claim) shall receive its Pro Rata Share of the Class 3 Cash Pool.

                  (b) No Class 3 distribution will be made on account of Allowed InterCompany Claims. Each holder of an Allowed Inter-Company Claim will be deemed to have contributed its Allowed Claim as part of the Class 9 treatment.

                  (c) Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with Section 8.1(b) and applicable non-bankruptcy law, which is no longer appealable or subject to review, shall be deemed an Allowed Claim in Class 3 against the applicable Debtor in such liquidated amount, provided that only the amount of such Allowed Claim that is less than or equal to the Debtor's self-insured retention or deductible in connection with the applicable insurance policy and is not satisfied from proceeds of insurance payable to the holder of such Allowed Claim under the Debtor's insurance policies shall be treated as an Allowed Claim for the purposes of distributions under this Plan.

                  4.4 INTENTIONALLY OMITTED

                  4.5 CONVENIENCE CLAIMS (CLASS 5).

                  On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Claim in Class 5 shall be paid an amount in Cash equal to one-hundred percent (100%) of such Allowed Claim; provided, however, that, in the sole discretion of the applicable Debtor, such Cash payment may be made by the Debtors in one or more installment payments over a period not to exceed twelve (12) months after the Effective Date.

                  4.6 INTENTIONALLY OMITTED

                  4.7 INTENTIONALLY OMITTED

                  4.8 EQUITY INTERESTS (CLASS 9). Except as may otherwise be determined by the applicable Debtor, including, without limitation, the transfer of Equity Interests to affiliates of the Debtors, the legal, equitable and contractual rights of holders of Equity Interests in Class 9 shall remain unaltered. Such Equity Interests shall be unimpaired and reinstated under this Plan as of the Effective Date and shall not be deemed cancelled.

                  4.9 INTENTIONALLY OMITTED

                  4.10 SUBORDINATED CLAIMS (CLASS 11).

                  No property will be distributed to or retained by the holders of Allowed Claims in Class 11 on account of such Allowed Claims. All Allowed Claims in Class 11 shall be discharged as of the Effective Date.

         SECTION 5. ACCEPTANCE OR REJECTION OF PLAN

                  5.1 VOTING OF CLAIMS.

                  Each holder of an Allowed Claim in an impaired Class or Subclass of Claims (other than Class 11) shall be entitled to vote to accept or reject this Plan. For purposes of calculating the number of Allowed Claims in a Class of Claims that have voted to accept or reject this Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class held by one entity or any affiliate thereof (as defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder) shall be aggregated and treated as one Allowed Claim in such Class.

                  5.2 ACCEPTANCE BY A CLASS.

                  Consistent with section 1126(c) of the Bankruptcy Code and except as provided for in section 1126(e) of the Bankruptcy Code, a Class of Claims shall have accepted this Plan if it is accepted by at least two-thirds in dollar amount, and more than one-half in number of the holders, of Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

                  5.3 PRESUMED ACCEPTANCE OF PLAN.

                  Any Class that is unimpaired under this Plan is conclusively presumed to accept this Plan.

                  5.4 PRESUMED REJECTION OF PLAN.

                  In accordance with section 1126 of the Bankruptcy Code, holders of Allowed Claims in Class 11 are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Claims.

         SECTION 6. MEANS FOR IMPLEMENTATION

                  6.1 EXIT FINANCING.

                  On the Effective Date, the Reorganized Debtors (and their designees, including the Exit Financing Borrowers and any other newly created borrowing entities) are authorized to enter into the Exit Financing Agreements, which authorization shall include, without limitation, the creation of the Exit Financing Borrowers and any other special purpose borrowing entities to enter into the Exit Financing Agreements in place of the Reorganized Debtors, and the transfer of assets to the Exit Financing Borrowers and any other newly created borrowing entities. All Cash necessary for the Reorganized Debtors to make payments pursuant to this Plan will be obtained from Lodgian, Inc., the cash balances, operations and borrowings under the Exit Financing Agreements of the Reorganized Debtors (and their designees, including the Exit Financing Borrowers and any other newly created borrowing entities).

                  In furtherance of the transactions contemplated by this Plan and the Exit Financing Agreements, the Reorganized Debtors (and their designees, including the Exit Financing Borrowers and any other newly created borrowing entities) are authorized to sell one or more of their assets (including, without limitation, hotel properties).

                  6.2 INTENTIONALLY OMITTED

                  6.3 INTENTIONALLY OMITTED

                  6.4 WAIVER OF SUBORDINATION.

                  The distributions under this Plan take into account the relative priority of the Claims in each Class in connection with any contractual, legal and equitable subordination rights or provisions relating thereto. Accordingly, the distributions under this Plan to any holder of an Allowed Claim shall not be subject to levy, garnishment, attachment or other legal process by any holder of indebtedness senior by reason of claimed contractual subordination rights to the indebtedness of the holders of such Allowed Claim. On the Effective Date, all creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to distributions under this Plan to any holder of an Allowed Claim, and the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons from enforcing or attempting to enforce any such rights with respect to the distributions under this Plan.

                  6.5 INTENTIONALLY OMITTED

                  6.6 INTENTIONALLY OMITTED

                  6.7 INTENTIONALLY OMITTED

                  6.8 INTENTIONALLY OMITTED

                  6.9 EXECUTIVE OFFICERS.

                  (a) Prior to the confirmation of this Plan, in accordance with section 1129(a)(5) of the Bankruptcy Code, the Debtors shall disclose (i) the identity and affiliations of any individual proposed to serve, after the Effective Date, as an officer of the Reorganized Debtors, and (ii) the identity of any "insider" (as such term is defined in section 101(31) of the Bankruptcy
Code) who shall be employed and retained by the Reorganized Debtors and the nature of any compensation for such insider.(1)

                  (b) The officers of the Debtors immediately before the Effective Date shall continue to serve immediately after the Effective Date in their respective capacities as officers of the Reorganized Debtors.

                  6.10 AMENDED ORGANIZATIONAL DOCUMENTS.

                  On the Effective Date, the Reorganized Debtors are authorized to, and shall, without the need for any further corporate action, adopt and, as applicable, file their respective Amended Organizational Documents with the applicable Secretary of State. The Amended Organizational Documents shall prohibit the issuance of nonvoting equity securities, as required by sections 1123(a) and (b) of the Bankruptcy Code, subject to further amendment as permitted by applicable law.

                  6.11 INTENTIONALLY OMITTED

                  6.12 AUTHORIZATION OF NOTES.

                  On the Effective Date, the applicable Reorganized Debtors, the Exit Financing Borrowers, and any other any newly created subsidiaries are authorized to issue and execute and deliver all notes and related financing documents expressly required under this Plan, including without limitation, any such notes and documents relating to any Allowed Claims in Class 1-B without the need for any further corporate action.

---------------
(1) There are no directors of Impac Hotels II, L.L.C. and Impac Hotels III, L.L.C., as they are member-managed entities.

                  6.13 INTENTIONALLY OMITTED

         SECTION 7. DISTRIBUTIONS

                  7.1 DISTRIBUTION RECORD DATE.

                  As of the close of business on the Distribution Record Date, the applicable Debtor's books and records for each of the Classes of Claims as maintained by such Debtor or its respective agent, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims. The applicable Debtor shall have no obligation to recognize any transfer of Claims occurring on or after the Distribution Record Date. The applicable Debtor shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated in the books and records of the applicable Debtor or its respective agent, as of the close of business on the Distribution Record Date, to the extent applicable.

                  7.2 DATE OF DISTRIBUTIONS.

                  Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable on the next succeeding Business Day, but shall be deemed to have been completed as of the initial due date.

                  7.3 DISTRIBUTIONS TO CLASSES.

                  (a) The Disbursing Agent shall distribute to the applicable agent and/or recordholder for the individual holders of the applicable Allowed Claims the Cash allocable to Classes 1, 2, 3 and 5. For the purpose of calculating the Pro Rata Share of the Class 3 Cash Pool to be initially distributed to holders of Allowed Claims in Class 3, all Disputed Claims in Class 3 will be treated as though such Claims will be Allowed Claims in the amounts asserted, or as estimated by the Bankruptcy Court, as applicable. On the Final Distribution Date, each holder of an Allowed Claim in Class 3 shall receive, if applicable, a Catch-up Distribution. After the Effective Date but prior to the Final Distribution Date, the applicable Reorganized Debtor, in its sole discretion, may direct the Disbursing Agent to distribute a Pro Rata Share of the Class 3 Cash Pool to a holder of a Disputed Claim in a Class 3, which becomes an Allowed Claim after the Effective Date such that the holder of such Claim receives the Pro Rata Share that such holder would have received had its Claim been an Allowed Claim in such amount on the Effective Date.

                  7.4 DISBURSING AGENT.

                  (a) The source of the Cash to be distributed under this Plan shall be either (i) the proceeds of the Exit Financing, or (ii) a capital contribution from Lodgian, Inc. to each Debtor to allow such Debtor to discharge the Claims against it.

                  (b) All distributions under this Plan shall be made by the applicable Reorganized Debtor as Disbursing Agent (or such other entity designated by the Reorganized Debtor as a Disbursing Agent on or after the Effective Date).

                  (c) A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the applicable Reorganized Debtor.

                  7.5 RIGHTS AND POWERS OF DISBURSING AGENT.

                  The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                  7.6 INTENTIONALLY OMITTED

                  7.7 DELIVERY OF DISTRIBUTIONS.

                  Distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address as set forth on the proofs of claim and equity interest filed by such holders or other writing notifying the applicable Reorganized Debtor of a change of address. If any holder's distribution is returned as undeliverable, notice shall be given to the Committee and no further distributions to such holder shall be made unless and until the applicable Reorganized Debtor is notified of such holder's then current address, at which time all missed distributions shall be made to such holder, without interest. All claims for undeliverable distributions shall be made on or before one hundred and twenty (120) days after the date such undeliverable distribution was initially made. After such date, all unclaimed property shall, in the applicable Reorganized Debtor's discretion, be used to satisfy the costs of administering and fully consummating this Plan or become property of the applicable Reorganized Debtor, and the holder of any such Claim shall not be entitled to any other or further distribution under this Plan on account of such Claim.

                  7.8 MANNER OF PAYMENT UNDER PLAN.

                  (a) All distributions of Cash to the holders of Allowed Claims against each of the Debtors under this Plan shall be made by, or on behalf of, the applicable Reorganized Debtor. Any distributions that revert to the applicable Reorganized Debtor or are otherwise canceled (such as pursuant to Section 7.7) shall revest solely in the applicable Reorganized Debtor.

                  (b) At the option of the applicable Reorganized Debtor, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                  7.9 RETENTION OF EQUITY INTERESTS.

                  Upon the Effective Date, except as otherwise agreed by the applicable Debtor, the Class 9 Equity Interests shall be automatically reinstated as set forth in Section 4.8 above. As such, except as otherwise agreed by the applicable Debtor, no actions need be taken to implement the distributions of the reinstated Equity Interests of each of the Reorganized Debtors.

                  7.10 DE MINIMIS DISTRIBUTIONS.

                  The applicable Reorganized Debtor as Disbursing Agent or such other entity designated by such Reorganized Debtor as a Disbursing Agent on or after the Effective Date will not be required to distribute Cash to the holder of an Allowed Claim in an impaired Class if the amount of Cash to be distributed on any distribution date under the Plan (including the Effective Date and the Final Distribution Date) on account of such Claim is less than $50. Any holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $50 will have its Claim for such distribution discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. Any Cash not distributed pursuant to this Section
7.10 will become the property of the Reorganized Debtors, free of any restrictions thereon, and any such Cash held by a third-party Disbursing Agent will be returned to the Reorganized Debtors.

                  7.11 SETOFFS.

                  Each Debtor may, in accordance with the provisions of this Plan, section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the

Claims, rights and causes of action of any nature that such Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the applicable Debtor of any such Claims, rights and causes of action that the applicable Debtor may possess against such holder; and provided further, however, that any Claims of each Debtor arising before the Commencement Date shall first be setoff against Claims against such Debtor arising before the Commencement Date.

                  7.12 ALLOCATION OF PLAN DISTRIBUTION BETWEEN PRINCIPAL AND INTEREST.

                  All distributions in respect of any Allowed Claim shall be allocated first to the principal amount of such Allowed Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Allowed Claim, if any.

                  7.13 WITHHOLDING AND REPORTING REQUIREMENTS.

                  In connection with this Plan and all instruments issued in connection therewith and distributed thereon, the applicable Debtor shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under this Plan shall be subject to any such withholding or reporting requirements.

                  7.14 TIME BAR TO CASH PAYMENTS.

                  Checks issued by the Reorganized Debtors in respect of Allowed Claims shall be null and void if not negotiated within sixty (60) days after the date of issuance thereof. Requests for reissuance of any check shall be made to the applicable Reorganized Debtor by the holder of the Allowed Claim to whom such check originally was issued. Any Claim in respect of such a voided check shall be made on or before thirty (30) days after the expiration of the sixty day period following the date of issuance of such check. After such date, all funds held on account of such voided check shall, in the discretion of the applicable Reorganized Debtor, be used to satisfy the costs of administering and fully consummating this Plan or become property of the applicable Reorganized Debtor, and the holder of any such Allowed Claim shall not be entitled to any other or further distribution under this Plan on account of such Allowed Claim.

                  7.15 TRANSACTIONS ON BUSINESS DAYS.

                  If the Effective Date or any other date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, the transactions contemplated by this Plan to occur on such day shall instead occur on the next succeeding Business Day.

                  7.16 CLOSING OF CHAPTER 11 CASES.

                  When all Disputed Claims filed against the Debtors have become Allowed Claims or have been disallowed by Final Order, and all distributions in respect of Allowed Claims have been made in accordance with this Plan, or at such earlier time as the Reorganized Debtors deem appropriate, the Reorganized Debtors shall seek authority from the Bankruptcy Court to close their respective Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

         SECTION 8. PROCEDURES FOR RESOLVING AND TREATING
                                    DISPUTED CLAIMS

                  8.1 PAYMENTS AND DISTRIBUTIONS WITH RESPECT TO DISPUTED
CLAIMS.

                  (a) Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

                  (b) All Tort Claims are Disputed Claims. At the applicable Debtor's option, any unliquidated Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. Notwithstanding the foregoing, at all times prior to or after the Effective Date, the Bankruptcy Court shall retain jurisdiction relating to Tort Claims, including the applicable Debtor's right to have such Claims determined and liquidated in the Bankruptcy Court. Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with this Section 8.1(b) and applicable non-bankruptcy law which is no longer appealable or subject to review shall be deemed an Allowed Claim in Class 3 against the applicable Debtor in such liquidated amount, provided that only the amount of such Allowed Claim that is less than or equal to the Debtor's self-insured retention or deductible in connection with the applicable insurance policy and is not satisfied from proceeds of insurance payable to the holder of such Allowed Claim under the Debtors' insurance policies shall be treated as an Allowed Claim for the purposes of distributions under this Plan. Nothing contained in this Section 8.1(b) shall constitute or be deemed a waiver of any Claim, right or cause of action that the applicable Debtor may have against any Person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b)(5) of title 28 of the United States Code. This entire Section 8.1(b) is subject to the applicable Debtor's right to elect to follow the procedures provided for in Section 8.5.

                  8.2 PRESERVATION OF INSURANCE.

                  Nothing in this Plan, including the discharge and release of the Debtors as provided in this Plan, shall diminish or impair the enforceability of any insurance policies that may cover Claims against either of the Debtors.

                  8.3 RESOLUTION OF DISPUTED CLAIMS.

                  (a) Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and except as otherwise expressly provided for below, each Debtor, in coordination and consultation with the Committee, shall have the exclusive right (except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) to make and file objections to Claims and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred and twenty (120) days after the Effective Date; provided, however, that such one hundred and twenty (120) day period may be automatically extended by the applicable Debtor, without any further application to, or approval by, the Bankruptcy Court, for an additional thirty
(30) days with the consent of the Committee (not to be unreasonably withheld). The foregoing deadlines for filing objections to Claims shall not apply to Tort Claims and, accordingly, no such deadline shall be imposed by this Plan. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the holder thereof if the Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent that counsel for the holder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or equity interest or other representative identified in the proof of claim or equity interest or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the holder's behalf in the Chapter 11 Cases.

                  (b) Notwithstanding the foregoing, the Committee shall also have the right to make and file objections to Claims filed against any Debtor, which objections shall be made in consultation with such Debtor(s) and shall be made within the time frames provided for in this Section 8.3. From and after the Confirmation Date, subject to the Effective Date, all objections shall be litigated to a Final Order except to the extent that the applicable Debtor (with the consent of the Committee not to be unreasonably withheld) or the Committee (with the consent of the applicable Debtor not to be unreasonably withheld), as applicable, elects to withdraw any such objection or the applicable Debtor (with the consent of the Committee not to be unreasonably withheld) or the Committee (with the consent of the applicable Debtor not to be unreasonably withheld), as applicable, and the holder of the Disputed Claim elects to compromise, settle or otherwise resolve any such objection, in which event they may settle, compromise or otherwise resolve any such Disputed Claim without approval of the

Bankruptcy Court. At its option, upon the consent of the Committee, the applicable Debtor may make a single, lump sum payment of the settlement amount to the claimant. To the extent that an objection is filed by the Committee, at its option, the Committee, upon the consent of the applicable Debtor, may make a single, lump sum payment of the settlement amount to the claimant. The applicable Debtor shall prepare, issue and deliver to the Committee, within forty-five (45) days following the end of each month, a report with respect to the status of the resolution of Disputed Claims, in a form to be agreed upon by the professionals for the applicable Debtor and the Committee.

                  8.4 DISTRIBUTIONS AFTER ALLOWANCE.

                  If, on or after the Effective Date, any Disputed Claim becomes, in whole or in part, an Allowed Claim, the applicable Reorganized Debtor shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under this Plan. Any Cash distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order, but in no event more than thirty (30) days thereafter. Any Pro Rata Share of the Class 3 Cash Pool distributable to the holder of a Disputed Claim which becomes an Allowed Claim (in whole or in part) as a result of the entry of such order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) shall be made in accordance with the next scheduled distribution date to the holders of Allowed Claims.

                  8.5 RESERVE ACCOUNTS FOR CLASS 3 DISPUTED CLAIMS.

                  On and after the Effective Date, the Debtors shall hold in the Disputed Claims Reserve, Cash in an aggregate amount sufficient to pay to each holder of a Disputed Claim in Class 3 the amount of Cash that such holder would have been entitled to receive under this Plan if such Claim had been an Allowed Claim on the Effective Date. Cash withheld and reserved for payments to holders of Disputed Claims in Class 3 shall be held and deposited by the Debtors in one or more segregated interest-bearing reserve accounts, as determined by the Plan Proponents, to be used to satisfy such Claims if and when such Disputed Claims in Class 3 become Allowed Claims, net of any taxes payable on, or attributable to, the interest income. To the extent that any portion of the net operating losses of the Confirmed Debtors are used to offset or satisfy any taxes otherwise attributable to any such interest, the Confirmed Debtors shall be reimbursed in the amount of the reduction in such taxes from the Disputed Claims Reserve. The amount of Cash to be held in the Disputed Claims Reserve shall not exceed the amount of the Class 3 Cash Pool.

                  8.6 INVESTMENT OF DISPUTED CLAIMS RESERVES.

                  The Plan Proponents shall be permitted, from time to time, in their discretion to invest all or a portion of the Cash in the Disputed Claims Reserve in United States Treasury Bills, interest-bearing certificates of deposit, tax exempt securities or investments permitted by section 345 of the Bankruptcy Code or otherwise authorized by the Bankruptcy Court, using prudent efforts to enhance the rates of interest earned on such Cash without inordinate credit risk or interest rate risk. All interest earned on such Cash shall be held in the Disputed Claims Reserve and, after satisfaction of any expenses incurred in connection with the maintenance of the Disputed Claims Reserve, including taxes payable on, or attributable to, such interest income shall be transferred out of the Disputed Claims Reserve and, in the discretion of the Debtors (in consultation with the Committee), be used to satisfy the costs of administering and fully consummating this Plan. To the extent that any portion of the net operating losses of the Confirmed Debtors are used to offset or satisfy any taxes otherwise attributable to any such interest, the Confirmed Debtors shall be reimbursed in the amount of the reduction in such taxes from the Disputed Claims Reserve.

                  8.7 RELEASE OF FUNDS FROM DISPUTED CLAIMS RESERVES.

                  If at any time or from time to time after the Effective Date, there shall be Cash in the Disputed Claims Reserves in an amount in excess of the Debtors' maximum remaining payment obligations to the then existing holders of Disputed Claims in Class 3 against the Debtors under this Plan, such excess funds shall revert back to the Debtors.

                  8.8 ESTIMATION OF CLAIMS.

                  The applicable Debtor or the Committee may, at any time, and in consultation with each other, request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the applicable Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the applicable Debtor or the Committee may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. On and after the Confirmation Date, subject to the Effective Date, Claims which have been estimated may be subsequently compromised, settled, withdrawn or otherwise resolved without further order of the Bankruptcy Court.

                  8.9 NO RECOURSE.

                  No holder of any Disputed Claim that becomes an Allowed Claim in any applicable Class shall have recourse against any Disbursing Agent, the Debtors, the Confirmed Debtors, the Committee, the Reorganized Debtors or any other holder of an Allowed Claim in such Class, or any of their respective professional consultants, officers, directors or members of their successors or assigns, or any of their respective property, if the Cash allocated to such Class and not previously distributed is insufficient to provide a distribution to such holder in the same proportion to that received by other holders of Allowed Claims in such Class. However, nothing in this Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.

                  8.10 MEDIATION OF DISPUTED CLAIMS.

                  The automatic stay of section 362 of the Bankruptcy Code shall remain in effect after the Effective Date with respect to all Disputed Claims. All holders of Disputed Claims (other than Tort Claims) shall comply with the following procedures:

                  (a) At its option, the applicable Debtor may (i) request that the holder of a Disputed Claim provide documentation to evidence the validity and amount of such Claim, and/or (ii) submit a written counter-proposal to the holder of a Disputed Claim. In lieu of, or in addition to, the foregoing, the applicable Debtor may file an objection to such Disputed Claim.

                  (b) The holder of a Disputed Claim may accept the applicable Debtor's counter-proposal at any time within fourteen (14) days of the applicable Debtor's mailing of such counter-proposal.

                  (c) If no settlement is reached pursuant to paragraphs (a) and
(b) above, the applicable Debtor, at its discretion (in consultation with the Committee), shall have the option to require the holder of a Disputed Claim to participate in a non-binding mediation process. All mediation pursuant to this
Section 8.7 shall be conducted at the applicable Debtor's option in either Atlanta, Georgia or New York, New York, pursuant to the Local Bankruptcy Rules of the Bankruptcy Court. In the event that a mediation is scheduled and the holder of the Disputed Claim does not participate in the mediation, the Disputed Claim shall be disallowed in its entirety.

                  (d) If the applicable Debtor and the holder of a Disputed Claim are unable to reach an agreement on a Claim amount pursuant to the procedures set forth above, the Disputed Claim shall be submitted to the Bankruptcy Court for resolution. If it is determined that the United States Bankruptcy Court for the Southern District of New

York does not have jurisdiction to resolve any Disputed Claim, then the Disputed Claim shall be submitted to the United States District Court for the Southern District of New York for resolution.

                  (e) The applicable Debtor (with the consent of the Committee not to be unreasonably withheld) and the holder of a Disputed Claim may seek to settle, compromise or otherwise resolve any Disputed Claim at any time in accordance with this Plan or any order of the Bankruptcy Court approving a settlement procedure for Disputed Claims for the applicable Debtor and the Committee.

                  (f) At its option, the applicable Debtor may require the holder of a Disputed Tort Claim to either (i) comply with the mediation procedures provided for in this Section 8.7 or (ii) comply with any other separate mediation and/or arbitration procedures approved in the Chapter 11 Cases relating to Tort Claims.

         SECTION 9. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  9.1 GENERAL TREATMENT.

                  On the Effective Date, all executory contracts and unexpired leases to which each Debtor is a party shall be deemed rejected as of the Effective Date, except for an executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (ii) is specifically designated as a contract or lease to be assumed on the Schedule of Assumed Contracts set forth in the Plan Supplement, provided however, that the Debtors reserve the right to amend the Plan Supplement at any time on or before the Effective Date to amend the Schedule of Assumed Contracts to add or delete any executory contract or unexpired lease, thus providing for its assumption, assumption and assignment, or rejection, or (iii) is the subject of a separate motion to assume, assume and assign, or reject filed under section 365 of the Bankrup tcy Code by the applicable Debtor on or before the Effective Date.

                  9.2 CURE OF DEFAULTS.

                  (a) Except to the extent that a different treatment has been agreed to by the non-Debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 9.1 hereof, the applicable Debtor shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistently with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Effective Date, file and serve a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the applicable Debtor shall have fifteen (15) days from service to object to the cure amounts listed by the applicable Debtor. If there are any objections filed, the Bankruptcy Court shall hold a hearing. The applicable Debtor shall retain its right to reject any of its executory contracts or unexpired leases, including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults. Notwithstanding the foregoing, at all times through the date that is five (5) Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed cure amount, the Debtors shall have the right to reject such executory contract or unexpired lease.

                  (b) Subject to Section 9.1 of this Plan, the executory contracts and unexpired leases on the Schedule of Assumed Contracts shall be assumed by the respective Debtors as indicated on such Schedule. Except as may otherwise be ordered by the Bankruptcy Court, the Debtors shall have the right to cause any assumed executory contract or unexpired lease to vest in the Reorganized Debtor designated for such purpose by the Debtors.

                  9.3 ASSUMPTIONS AND ASSIGNMENTS OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  In furtherance of the Exit Financing Agreements, pursuant to sections 365 and 1123(a)(5) of the Bankruptcy Code, the Debtors are authorized to assume and assign to one or more of the Exit Financing Borrowers or any other newly created borrowing entities one or more executory contracts and unexpired leases to be assumed under this Plan. Entry of the Confirmation Order shall constitute the approval of such assumptions and assignments pursuant to sections 365 and 1123(a)(5) of the Bankruptcy Code. Any provision in any such assumed and assigned contract and lease that prohibits, restricts or conditions such assignment is unenforceable under section 365(f) of the Bankruptcy Code. The requirements of section 365(b) of the Bankruptcy Code shall be deemed satisfied with respect to each such assumed and assigned contract and lease, and because each such assumption and assignment is a necessary part of the Debtors' Exit Financing, such assumptions and assignments are in the best interests of the Debtors and their Estates.

                  9.4 APPROVAL OF REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of any executory contracts and unexpired leases to be rejected as and to the extent provided in Section 9.1 of this Plan.

                  9.5 BAR DATE FOR FILING PROOFS OF CLAIM RELATING TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES REJECTED PURSUANT TO PLAN.

                  Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 9.1 of this Plan must be filed with the Bankruptcy Court no later than twenty (20) days after the Effective Date. Any Claims not filed within such time period will be forever barred from assertion against either of the applicable Debtors and/or the Estates.

                  9.6 SURVIVAL OF DEBTORS' CORPORATE INDEMNITIES.

                  Any obligations of any of the Debtors pursuant to the applicable Debtor's corporate charters and bylaws or agreements entered into any time prior to the Effective Date, to indemnify any Releasee, with respect to all present and future actions, suits and proceedings against such Debtor or such Releasee, based upon any act or omission for or on behalf of such Debtor, shall not be discharged or impaired by confirmation of this Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the applicable Debtor pursuant to this Plan, and shall continue as obligations of the applicable Reorganized Debtor.

         SECTION 10. CONDITIONS PRECEDENT TO EFFECTIVE DATE

                  10.1 CONDITIONS TO EFFECTIVE DATE.

                  The following are conditions precedent to the Effective Date:

                  (a) The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Plan Proponents;

                  (b) No stay of the Confirmation Order shall then be in effect; and

                  (c) All documents, instruments and agreements, including, without limitation, the Exit Financing Agreements, in form and substance satisfactory to the Plan Proponents, provided for under or necessary to implement this Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby.

                  10.2 WAIVER OF CONDITIONS.

                  The Plan Proponents may waive the conditions to effectiveness of this Plan set forth in Section 10.1(c) of this Plan without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with confirmation of this Plan

         SECTION 11. EFFECT OF CONFIRMATION

                  11.1 VESTING OF ASSETS.

                  Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, except for leases and executory contracts that have not yet been assumed or rejected (which leases and contracts shall be deemed vested when and if assumed), all property of each Debtor's Estate shall vest in each of the applicable Exit Financing Borrowers and any other newly created subsidiaries of the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges and other interests, except as provided herein. Each Reorganized Debtor is authorized to execute the necessary documentation to effectuate the vesting of property in the Exit Financing Borrowers or any other newly created subsidiaries. Each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

                  11.2 DISCHARGE OF CLAIMS.

                  Except as otherwise provided herein or in the Confirmation Order, the rights afforded in this Plan and the entitlement to receive payments and distributions to be made hereunder shall discharge all existing Claims, of any kind, nature or description whatsoever against each of the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in this Plan, on the Effective Date, all existing Claims against each of the Debtors shall be, and shall be deemed to be, discharged or canceled and all holders of Claims shall be precluded and enjoined from asserting against then Reorganized Debtors, or any of their assets or properties, any other or further Claim based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or equity interest.

                  11.3 DISCHARGE OF DEBTORS.

                  Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim of such holder shall be deemed to have forever waived, released and discharged each of the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against each of the Debtors.

                  11.4 BINDING EFFECT.

                  Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of this Plan shall bind any holder of a Claim against the applicable Debtor and its respective successors and assigns, whether or not the Claim of such holder is impaired under this Plan and whether or not such holder has accepted this Plan.

                  11.5 TERM OF INJUNCTIONS OR STAYS.

                  Unless otherwise provided herein, all injunctions or stays arising under section 105 or 362 of the Bankruptcy Code, any order entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such order.

                  11.6 INJUNCTION AGAINST INTERFERENCE WITH PLAN.

                  Upon the entry of the Confirmation Order, all holders of Claims and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan.

                  11.7 EXCULPATION.

                  None of the Debtors nor any Releasee shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission (and in the case of any director, officer, agent or employee of any Debtor who was employed or otherwise serving in such capacity on the Confirmation Date, any claims against such Persons) in connection with, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of this Plan, transactions or relationships with the applicable Debtor (either prior to or after the Commencement Date), the consummation of this Plan, the administration of this Plan or the property to be distributed under this Plan, except for willful misconduct or gross negligence, and, in all respects, the Plan Proponents and such Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities during the Chapter 11 Cases and under this Plan.

                  11.8 RIGHTS OF ACTION.

                  On and after the Effective Date, and except as may otherwise be agreed to by the Plan Proponents, the Reorganized Debtors will retain and have the exclusive right to enforce any and all present or future rights, claims or causes of action against any Person and rights of the Reorganized Debtors that arose before or after the Commencement Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 548, 549, 550 and 553 of the Bankruptcy Code. The Reorganized Debtors may pursue, abandon, settle or release any or all such rights of action, as they deem appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Reorganized Debtors may, in their discretion, offset any such claim held against a Person against any payment due such Person under this Plan; provided, however, that any claims of any of the Reorganized Debtors arising before the Commencement Date shall first be offset against Claims against any of the Reorganized Debtors arising before the Commencement Date.

                  11.9 RELEASE BY DEBTORS.

                  From and after the Effective Date, the Releasees shall be released by each Debtor from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Debtor is entitled to assert in its own right or on behalf of the holder of any Claim or Equity Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or prior to the Effective Date in any way relating to any Debtor, the Chapter 11 Cases or the negotiation, formulation and preparation of this Plan or any related document, except for (i) claims or causes of action against any Releasee resulting from the willful misconduct or gross negligence of such Releasee and
(ii) claims against or liabilities of directors, officers or employees of any Debtor in respect of any loan, advance or similar payment by any Debtor to any such Person or any contractual obligation owed by such Person to any Debtor.

                  11.10 RELEASE OF RELEASEES BY OTHER RELEASEES.

                  From and after the Effective Date, the Releasees shall release each other from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Releasee is entitled to assert against any other Releasee, based in whole or in part upon any act or omission, transaction, agreement, event or occurrence taking place on or before the Effective Date in any way relating to any Debtor, the Chapter 11 Cases or the negotiation, formulation and preparation of this Plan or any related document, except for claims or causes of actions against any Releasee resulting from the willful misconduct or gross negligence of such Releasee.

                  11.11 CLAIMS OF THE UNITED STATES GOVERNMENT.

                  Nothing in this Plan shall effect a release of any non-Debtor from any claim by the United States Government or any of its agencies; nor shall anything in this Plan enjoin the United States from bringing any claim, suit, action or other proceeding against any non-Debtor; provided, however, that this
Section 11.11 shall in no way affect or limit the discharge granted to any Debtor under Chapter 11 of the Bankruptcy Code.

         SECTION 12. RETENTION OF JURISDICTION

                  On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, or related to the Chapter 11 Cases and this Plan for, among other things, the following purposes:

                  (a) To hear and determine motions for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

                  (b) To hear and determine motions for the sale of all or any part of the Debtors' or Reorganized Debtors' assets, free and clear of all liens, claims and encumbrances in accordance with sections 363 and 1123(a)(5) of the Bankruptcy Code;

                  (c) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

                  (d) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

                  (e) To consider Claims or the allowance, classification, priority, compromise, estimation or payment of any Claim, Administrative Expense Claim, or Disputed Claim;

                  (f) To enter, implement or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

                  (g) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of this Plan, the Confirmation Order or any other order of the Bankruptcy Court;

                  (h) To hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in this Plan, the disclosure statement for this Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

                  (i) To hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

                  (j) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of this Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

                  (k) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate this Plan or to maintain the integrity of this Plan following consummation;

                  (l) To hear any disputes arising out of, and to enforce, the order approving alternative dispute resolution procedures to resolve personal injury, employment litigation and similar Claims pursuant to section 105(a) of the Bankruptcy Code;

                  (m) To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

                  (n) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after the Commencement Date through, and including, the Final Distribution Date);

                  (o) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

                  (p) To recover all assets of any of the Debtors and property of the applicable Debtor's Estate, wherever located; and

                  (q) To enter a final decree closing the Chapter 11 Cases.

         SECTION 13. MISCELLANEOUS PROVISIONS

                  13.1 RETIREE BENEFITS.

                  On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the applicable Reorganized Debtors shall continue to pay any applicable retiree benefits of such Debtors (within the meaning of section 1114 of the

Bankruptcy Code), at any such level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the applicable Debtor had obligated itself to provide any such benefits.

                  13.2 DELETION OF CLASSES AND SUBCLASSES.

                  Any Class or Subclass of Claims that does not contain as an element thereof an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the confirmation hearing shall be deemed deleted from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class or Subclass under section 1129(a)(8) of the Bankruptcy Code.

                  13.3 ADDITION OF CLASSES AND SUBCLASSES.

                  In the event that Class 1-B would contain as elements thereof two or more Secured Claims collateralized by different properties or interests in property or collateralized by liens against the same property or interest in property having different priority, such Claims shall be divided into separate Subclasses of Class 1-B.

                  13.4 COMMITTEE.

                  (a) The Committee shall continue in existence from and after the Effective Date. In addition to the powers and duties ascribed to the Committee in this Plan, from and after the Effective Date, the Committee may perform such other functions as are consistent with discharging its duties to the holders of General Unsecured Claims.

                  (b) References herein to the "Committee" shall include the Committee from and after the Effective Date.

                  13.5 EXEMPTION FROM TRANSFER TAXES.

                  Pursuant to section 1146(c) of the Bankruptcy Code, neither
(i) the issuance, transfer or exchange of any security under, in furtherance of, or in connection with, this Plan, nor (ii) the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer or of any mortgage, deed of trust or other instrument of encumbrance under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by this Plan (including real and personal property) or the disposition and/or encumbrance of assets in connection with the Exit Financing Agreements (including any subsequent sale of property under section 6.1 of this Plan), shall be subject to any stamp, real estate transfer, mortgage recording sales, use or other similar tax.

                  13.6 SUBSTANTIAL CONSUMMATION.

                  On the Effective Date, this Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

                  13.7 PAYMENT OF STATUTORY FEES.

                  All fees payable pursuant to chapter 123 of title 28, United States Code, as determined by the Bankruptcy Court on the Confirmation Date, shall be paid on the Effective Date. Any statutory fees accruing after the Confirmation Date shall constitute Administrative Expense Claims and be paid in accordance with SECTION 2.1 of this Plan.

                  13.8 AMENDMENTS.

                  The Plan Proponents reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Plan Proponents may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan. A holder of an Allowed Claim that is deemed to have accepted this Plan shall be deemed to have accepted this Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

                  13.9 REVOCATION OR WITHDRAWAL OF PLAN.

                  The Plan Proponents may withdraw or revoke this Plan at any time prior to the Confirmation Date. If the Plan Proponents revoke or withdraw this Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then this Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the respective Debtor or any other Person or to prejudice in any manner the rights of the respective Debtor or any other Person in any further proceedings involving the respective Debtor.

                  13.10 CRAMDOWN.

                  The Plan Proponents request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to have not accepted this Plan pursuant to section 1126(g) of the Bankruptcy Code. The Plan Proponents reserve the right to (i) request confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any Class or Subclass that does not accept this Plan pursuant to section 1126 of the Bankruptcy Code and (ii) to modify this Plan to the extent, if any, that confirmation of this Plan under section 1129(b) of the Bankruptcy Code requires modification.

                  13.11 SEVERABILITY.

                  In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of this Plan is invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Plan Proponents, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistently with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                  13.12 REQUEST FOR EXPEDITED DETERMINATION OF TAXES.

                  Each Debtor shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through and including the Final Distribution Date.

                  13.13 COURTS OF COMPETENT JURISDICTION.

                  If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of this Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                  13.14 GOVERNING LAW.

                  Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, or to the extent that an Exhibit hereto or a Schedule in the Plan Supplement provides otherwise, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

                  13.15 TIME.

                  In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

                  13.16 HEADINGS.

                  Headings are used in this Plan for convenience and reference only and shall not constitute a part of this Plan for any other purpose.

                  13.17 EXHIBITS.

                  All Exhibits and Schedules to this Plan are incorporated into and are a part of this Plan as if set forth in full herein.

                  13.18 NOTICES.

                  Any notices to or requests of the Plan Proponents by parties in interest under or in connection with this Plan shall be in writing and served either by (i) certified mail, return receipt requested, postage prepaid, (ii) hand delivery or (iii) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

                  Impac Hotels II, L.L.C.
                  Impac Hotels III, L.L.C.
                  c/o Lodgian, Inc.
                  3445 Peachtree Road - Suite 700
                  Atlanta, Georgia 30326
                  Attn: Daniel E. Ellis, Esq.

                  with copies to:

                  CADWALADER, WICKERSHAM & TAFT LLP
                  Attorneys for the Debtors and Debtors-In-Possession 100 Maiden Lane
                  New York, New York 10038
                  (212) 504-6000
                  Attn: Adam C. Rogoff, Esq.

                                     -and-

             CURTIS, MALLET-PREVOST, COLT & MOSLE, LLP
             Co-Attorneys for the Debtors and Debtors-In-Possession 101 Park Avenue
             New York, New York 10178
             (212) 696-6000
             Attn: Steven J. Reisman, Esq.

                                      -and-

             DEBEVOISE & PLIMPTON
             Attorneys for the Official Committee of Unsecured
             Creditors
             919 Third Avenue
             New York, New York 10022
             (212) 909-6000
             Attn: George E.B. Maguire, Esq.

Dated:            New York, New York
                  As of March 3, 2003



                              Respectfully submitted,


                              IMPAC HOTELS II, L.L.C.


                              By: /s/ Daniel E. Ellis
                                 --------------------------------------
                                  Name:  Daniel E. Ellis
                                  Title:  Authorized Officer


                              IMPAC HOTELS III, L.L.C.


                              By: /s/ Daniel E. Ellis
                                 --------------------------------------
                                  Name:  Daniel E. Ellis
                                  Title:  Authorized Officer


                              OFFICIAL COMMITTEE OF UNSECURED CREDITORS


                              By: Debevoise & Plimpton, its counsel

                              By: /s/ George E.B. Maguire
                                 --------------------------------------
                                  Name: George E.B. Maguire

                                    EXHIBIT A




       CLASS 3 SUBCLASS DEBTOR                           CASE NO.
       -----------------------                           --------
Impac Hotels II, L.L.C.                                 01-16367

Impac Hotels III, L.L.C.                                01-16375